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                                                                  Exhibit 1.6(b)

                                     BYLAWS
                            (As Last Amended 6/28/93)

                                       OF

                    FIRST PENN-PACIFIC LIFE INSURANCE COMPANY
                              (an Indiana Company)


                                    ARTICLE I

                                  Shareholders


       Section 1. Annual Meeting. An annual meeting of the shareholders shall be held at such hour as shall be designated by the chief executive officer or the board of directors on the fourth Wednesday of April, or such other date within five months after the close of the fiscal year of the corporation as the chief executive officer or the board of directors may select, in each year for the purpose of electing directors for the terms hereinafter provided and for the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Indiana, such meeting shall be held on the next succeeding business day.

       Section 2. Special Meetings. Special meetings of the shareholders may be called by the chief executive officer, by the board of directors, or by shareholders holding not less than 25% of all votes entitled to be cast on any issue to be considered at the special meeting who sign, date and deliver to the secretary of the corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders meeting.

       Section 3. Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation in Fort Wayne, Indiana, or at such other place, either within or without the state of Indiana, as may be specified in the respective notices, or waivers of notice, of such meetings.

       Section 4. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and in the case of a special meeting or when required by law or by the articles of incorporation or these bylaws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the secretary, or by the officer or persons calling the meeting, at least thirty
(30) days

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before the date of the meeting, to each shareholder of record entitled to vote at such meeting at such address as appears upon the stock records of the corporation.

       Section 5. Waiver of Notice. Notice of any meeting of shareholders may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting in person, or by proxy when the instrument of proxy sets forth in reasonable detail the purpose or purposes for which the meeting is called, shall constitute a waiver of notice of such meeting.

       Section 6. Quorum. Unless otherwise provided by the articles of incorporation or by these bylaws or by law, at any meeting of shareholders a majority of the outstanding shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. If less than a majority of such shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

       Section 7. Adjourned Meetings. At any adjourned meeting at which a quorum shall be represented, any business may be transacted as might have been transacted at the meeting as originally notified. If a new record date is or must be established pursuant to law, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

       Section 8. Voting at Shareholders' Meetings.

              Subsection 1. Voting Rights. Unless otherwise provided by the articles of incorporation or by these bylaws or by law, every shareholder shall have the right at every shareholders' meeting to one vote for each share standing in his or her name on the books of the corporation on the date established by the board of directors as the record date for determination of shareholders entitled to vote at such meeting; provided that such date shall not exceed fifty (50) days preceding the date of the meeting. If such date is not established by the board of directors, such date shall be ten (10) days prior to the date of such meeting. Any shareholder acquiring title to a share after the record date has been established shall upon written request to the shareholder of record be entitled to receive from the shareholder of record a proxy, with power of substitution, to vote that share.

              Subsection 2. Prohibition Against Voting Shares. No share shall be voted at any meeting:

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              (a)    upon which any installment is due and unpaid; or

              (b)    which belongs to this corporation.

              Subsection 3. Voting of Shares Owned by Corporations and Fiduciaries. Shares of this corporation standing in the name of another corporation may be voted by such officer, agent or proxy as the board of directors of such other corporation may appoint, or as the bylaws of such other corporation may prescribe. Shares held by fiduciaries may be voted by the fiduciaries in such manner as the instrument or order appointing such fiduciaries may direct. In the absence of such direction, or the inability of the fiduciaries to act in accordance therewith, the following provisions shall apply:

              (a) where shares are held jointly by three (3) or more fiduciaries, such shares shall be voted in accordance with the will of the majority;

              (b) where the fiduciaries, or a majority of them, cannot agree, or where they are equally divided upon the question of voting such shares, any court of general equity jurisdiction may, upon petition filed by any of such fiduciaries, or by any party in interest, direct the voting of such shares as it may deem to be for the best interests of the beneficiaries, and such shares shall be voted in accordance with such direction.

              Subsection 4. Voting of Jointly Held Shares. Shares issued and held in the name of two or more persons shall be voted in accordance with the will of the majority, and if a majority of them cannot agree, or if they are equally divided as to the voting of such shares, the shares shall be divided equally between or among such persons for voting purposes.

              Subsection 5. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless a longer time is expressly provided therein.

       Section 9. Order of Business. The order of business at each shareholders' meeting shall be established by the person presiding at the meeting.

       Section 10. Required Votes. A majority of the votes entitled to vote on a matter represented at a meeting of shareholders at which a quorum is present shall be required to take action on the

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matter, except for elections of directors which shall require a plurality of votes, unless a different number is required by the articles of incorporation, these bylaws or by law.


                                   ARTICLE II

                               Board of Directors

      Section 1. Number and Election of Directors. The business of the corporation shall be managed by a board of directors composed of not less than five nor more than fifteen members. The number of directors to serve for each year shall be determined by resolution of the shareholders at the annual meeting to be held each year; however, the board of directors may increase or decrease the number of directors between annual meetings of the shareholders to a number within the minimum and maximum as stated in this section.

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The directors shall be elected annually by the shareholders, each for a term of one year, and shall hold office until their successors are elected and have qualified.

      Section 2. Qualifications of Directors. A majority of the directors must, during their entire terms of service, be citizens of the United States or Canada, and at least one of the directors shall reside in the state of Indiana.

      Section 3. Directors' Oaths. Every director, when elected, shall take and subscribe an oath that he will, insofar as the duty devolves upon him, faithfully, honestly and diligently administer the affairs of the corporation, and that he will not knowingly violate or willingly permit to be violated any of the provisions of law applicable to the corporation. Such written form of oath so taken subscribed and verified shall be filed with the minutes of the meeting at which the oath is taken. Such oath shall be renewed by each director upon the occasion of each election as a director of the corporation.

      Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders, or within thirty days thereafter upon notice in the manner provided by these bylaws for calling special meetings of the board. The board of directors may provide by resolution the time and place, either within or without the state of Indiana, for the holding of additional regular meetings without other notice than such resolution. In lieu of a regular meeting of the board of directors, any action required or permitted to be taken therein may be taken without a meeting in the manner described in Section 11 of this Article.

      Section 5. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board, or in his absence or incapacity or if such office is vacant, by the president. The secretary shall call special meetings of the board of directors when requested in writing to do so by any member thereof. All special meetings of the board of directors shall be held at the principal office of the corporation in Fort Wayne, Indiana, or at such other

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place, either within or without the state of Indiana, as may be unanimously designated by the board of directors, and upon notice provided by these bylaws.

      Section 6. Notice of Meetings. Unless otherwise provided by these bylaws, notice of any meeting of the board of directors shall be given not less than two days before the date fixed for such meeting by oral, telefax, telegraphic, telephonic, electronic or written communication stating the time and place thereof and delivered to each member of the board of directors or telegraphed or mailed to such director at his or her address as it appears on the books of the corporation.

      Section 7. Waiver of Notice. A director may sign a written waiver of notice either before the time of the meeting, at the time of the meeting or after the time of the meeting, if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. A director's attendance at, or participation in, a meeting waives any required notice to the director of the meeting.

      Section 8. Vacancies. A vacancy in the board of directors caused by an increase in the number of directors or otherwise (except death, resignation, removal or disqualification), shall be filled by a majority vote of the remaining members of the board until the next annual meeting of the shareholders. A vacancy in the board of directors caused by death, resignation, removal, disqualification or otherwise shall be filled by a majority vote of the remaining members of the board for the unexpired term of the directorship.

      Section 9. Quorum. The attendance of not less than a majority of the whole board of directors shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, but if fewer than a majority of the directors is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      Section 10. Required Votes. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is

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required by the articles of incorporation or by these bylaws or by law.

      Section 11. Action Without a Meeting. Unless otherwise provided in the articles of incorporation, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if, before the action is taken, a written consent to such action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

      Section 12. Meeting by Conference Call. Unless otherwise provided by the articles of incorporation, any or all members of the board of directors or of a committee designated by the board may participate in a meeting of the board or committee by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can communicate with each other, and participation in this manner constitutes presence in person at the meeting.

      Section 13. Removal of Directors. Any or all members of the board of directors may be removed, with or without cause, at a meeting of shareholders called for that purpose by a vote of three-fourths of the shares of the corporation outstanding and entitled to vote. A director may be removed only at a meeting called for that purpose and the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is removal of the director.

      Section 14. Other Duties of Directors. The board of directors shall keep a record of the attendance of directors at meetings thereof, and the secretary shall annually, for and on behalf of the board of directors, make a report showing the names of the directors, the number of regular and special meetings of the board, the number of meetings attended, and the number of meetings from which each director was absent, which report shall be read at, and incorporated in the minutes of, each annual meeting of shareholders. The directors, at such times as they are meeting as a board of directors, shall require the secretary to make such communications from the Department of Insurance of the State of Indiana as such Department designates a matter of record in the minutes of the meeting of the board of directors.

      Section 15. Annual Statement of Condition. The board of directors, or a committee therefrom, shall examine the corporation once each year and submit a complete statement of the condition of the corporation to the Department of Insurance of the State of Indiana.

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                                   ARTICLE III

                                Board Committees


       Section 1. Executive and Other Board Committees. The board of directors may, by resolution adopted by a majority of the whole board, from time to time designate from among its members an executive committee, or one or more other committees, each of which shall have two or more members who serve until the meeting of the board of directors held immediately after the next annual meeting of the shareholders. The executive committee may exercise all the authority of the board of directors in the management of the corporation during the interval between meetings of the board. Each other committee shall exercise such authority of the board of directors to the extent provided in the resolution establishing the committee; however, no such committee shall (1) authorize distributions, except to authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the board of directors; (2) approve or propose to shareholders action required by law to be approved by shareholders; (3) fill vacancies on the board of directors or on any committee thereof; (4) amend the articles of incorporation; (5) adopt, amend, or repeal the bylaws; or (6) approve a plan of merger not requiring shareholder approval.

       The minutes of each meeting of the executive committee shall be read at the next succeeding meeting of the board of directors.

       Section 2. Investment Committee. The board of directors may, by resolution adopted by a majority of the whole board, from time to time designate from among its members an investment committee, which shall consist of one or more members who shall serve until the meeting of the board of directors held immediately after the next annual meeting of the shareholders.

       The investment committee shall have and possess all the rights and powers of the board of directors to make, supervise and direct the investments of the corporation, to sell, assign, exchange, lease, or otherwise dispose of such investments, and to do and perform all things deemed necessary and proper in relation to such investments. The investment committee shall have the further right and power to delegate its powers and duties to such officers, employees and agents, including investment advisers, of the corporation as it may select and appoint in its discretion, subject to such policies, plans, standards, limitations and objectives as the investment committee may prescribe from time to time.

       The investment committee shall keep a record of its proceedings, shall make reports to the board of directors of its actions as may be required by law or by the board, shall adopt its own rules of procedure, and shall take such other actions as may be required from time to time by Indiana Code Section 27-1-12-2 or any

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other law of the State of Indiana relating to investments by life insurance companies.

(Amended 6/28/93)

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                                   ARTICLE IV


                                    Officers


        Section 1. Elected Officers. The elected officers of the corporation shall be a president, a secretary, and a treasurer, and may also include a chairman of the board, one or more vice presidents of a class or classes as the board of directors may determine, and such other officers as the board of directors may determine. Any two or more offices may be held by the same person.

       Section 2. Appointed Officers. The appointed officers of the corporation may include one or more second vice presidents, assistant vice presidents, assistant treasurers, and assistant secretaries.

       Section 3. Election or Appointment and Term of Office. The elected officers of the corporation shall be elected annually by the board of directors, each for a term of one year, at the regular meeting of the board of directors held after the annual meeting of the shareholders. The appointed officers of the corporation shall be appointed annually by the chief executive officer immediately following the regular board meeting held after each annual meeting of shareholders. Additional officers may be elected at any regular or special meeting of the board of directors to serve until the regular meeting of the board held after the next annual meeting of the shareholders and additional officers may be appointed by the chief executive officer at any time to serve until the next annual appointment of officers. Each officer shall hold office until his or her successor is elected or appointed and has qualified or until his or her death, resignation, retirement or removal.

        Section 4. Removal. Any officer may be removed by the board of directors and any appointed officer may be removed by the chief executive officer, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

       Section 5. Vacancies. A vacancy in the office of president, secretary or treasurer because of death, resignation, retirement, removal or otherwise, shall be filled by the board of directors, and a vacancy in any other elected office may be filled by the board of directors.

       Section 6. Chief Executive Officer. If the elected officers of the corporation include both a chairman of the board and a president, the board of directors shall designate one of such officers to be the chief executive officer of the corporation. If the office of chairman of the board is vacant, the president shall be chief executive officer of

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the corporation. The chief executive officer of the corporation shall be, subject to the board of directors, in general charge of the affairs of the corporation.

       Section 7. Chairman of the Board. The chairman of the board shall preside at all meetings of the shareholders and of the board of directors at which he may be present and shall have such other powers and duties as may be determined by the board of directors.

       Section 8. President. The president shall have such powers and duties as may be determined by the board of directors. In the absence of the chairman of the board, or if such office is vacant, the president shall have all the powers of the chairman of the board and shall perform all his or her duties.

       Section 9. Vice Presidents. A vice president shall perform such duties as may be assigned by the chief executive officer or the board of directors. In the absence of the president and in accordance with such order of priority as may be established by the board of directors, a vice president may perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

       Section 10. Second Vice Presidents and Assistant Vice Presidents. A second vice president and an assistant vice president shall perform such duties as may be assigned by the chief executive officer or the board of directors.

       Section 11. Secretary. The secretary shall (a) keep the minutes of the shareholders' and board of directors' meetings in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized, and (d) in general perform all duties incident to the office of secretary and such other duties as may be assigned by the chief executive officer or the board of directors.

       Section 12. Assistant Secretaries. In the absence of the secretary, an assistant secretary shall have the power to perform his or her duties including the certification, execution and attestation of corporate records and corporate instruments. Assistant secretaries shall perform such other duties as may be assigned to them by the chief executive officer or the board of directors.

       Section 13. Treasurer. The treasurer shall (a) have charge and custody of all funds and securities of the corporation, (b) receive and give receipts for monies due and payable to the corporation from

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any source whatsoever, (c) deposit all such monies in the name of the corporation in such depositories as are selected in the manner designated by the board of directors, and (d) in general perform all duties incident to the office of treasurer and such other duties as may be assigned by the chief executive officer or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such form and with such surety or sureties as the board of directors shall determine.

       Section 14. Assistant Treasurers. In the absence of the treasurer, an assistant treasurer shall have the power to perform his or her duties. Assistant treasurers shall perform such other duties as may be assigned to them by the chief executive officer or the board of directors.

       Section 15. Positions and Titles. The chief executive officer may establish such positions and appoint persons to them with such titles as he or she may deem necessary. He or she may also fix the duties of such positions and may discharge persons from them.


                                    ARTICLE V

       Corporate Instruments, Loans, Books and Records


       Section 1. Corporate Instruments. The board of directors may authorize any officer or officers to execute and deliver any instrument in the name of or on behalf of the corporation, and such authority may be general or confined to specific instances.

       Section 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

       Section 3. Loans to Officers and Directors. Neither the corporation, nor any of its directors or officers acting for and on its behalf, shall directly or indirectly loan any of its funds, monies, capital or other property to any director or officer of the corporation. This section shall not apply to loans upon a policy of insurance issued by the corporation not in excess of the net cash surrender value thereof.

       Section 4. Books and Records. The corporation shall keep correct and complete books of account and minutes of the proceedings of its shareholders, directors and board committees, and shall likewise keep at its principal office a complete and accurate list of shareholders, giving the names and addresses of all shareholders and the number of shares held by each.

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                                   ARTICLE VI

                    Stock Certificates and Transfer of Shares

       Section 1. Certificates for Shares. Each shareholder shall be entitled to a certificate, signed by the president or a vice president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him or her in the corporation. If such certificate is countersigned by the written signature of a transfer agent other than the corporation or an employee of the corporation, the signatures of the officers of the corporation may be facsimiles. If such certificate is countersigned by the written signature of a registrar other than the corporation or an employee of the corporation, the signatures of the transfer agent and the officers of the corporation may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of its issue. Certificates representing shares of the corporation shall be in such form consistent with the laws of the state of Indiana as shall be determined by the board of directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer records of the corporation.

       Section 2. Lost, Destroyed or Wrongfully Taken Certificates. Any person claiming a certificate of stock to have been lost, destroyed or wrongfully taken, and who requests the issuance of a new certificate before the corporation has notice that the certificate alleged to have been lost, destroyed or wrongfully taken has been acquired by a bona fide purchaser, shall make an affidavit of the fact and shall give the corporation and its transfer agents and registrars a bond of indemnity with unlimited liability, in form and with one or more corporate sureties satisfactory to the chief executive officer or treasurer of the corporation (except that the chief executive officer or treasurer may authorize the acceptance of a bond of different amount, or a bond with personal surety thereon, or a personal agreement of indemnity), whereupon in the discretion of the chief executive officer or the treasurer and except as otherwise provided by law a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or wrongfully taken. In lieu of a separate bond of indemnity in each case, the chief executive officer or the treasurer may accept an assumption of liability under a blanket bond issued in favor of the corporation and its transfer agents and registrars by one or more corporate sureties satisfactory to the chief executive officer or treasurer.

       Section 3. Transfer of Shares. Transfer of shares of the corporation shall be made on the stock transfer records of the corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the corporation, and, except as otherwise provided in these bylaws, upon surrender for cancellation of the certificates for such shares.

       Section 4. Transfer Agent and Registrars. The board of directors by resolution may appoint a transfer agent or agents or a registrar or registrars of transfer, or both. All such appointments shall confer such powers, rights, duties and obligations consistent with the laws of the state of Indiana as the board of directors shall determine. The board of directors may appoint the treasurer of the corporation and one or more assistant treasurers to serve as transfer agent or agents.


                                   ARTICLE VII

                                    Liability


       No person or his personal representatives shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person in good faith as an officer or employee of the corporation, or as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, which he serves or served at the request of the corporation, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised and used under like circumstances, charged with a like duty, or (b) took or omitted to take such action in reliance upon advice of counsel for the corporation or such enterprise or upon statements made or information furnished by persons employed or retained by the corporation or such enterprise upon which he had reasonable grounds to rely. The foregoing shall not be exclusive of other rights and defenses to which such person or his personal representatives may be entitled under law.


                                  ARTICLE VIII

                              Indemnification


       Section 1. Actions by a Third Party. The corporation shall indemnify any person who is or was a party, or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the corporation), and whether formal or informal, who is or was a director, officer, or employee of the corporation or who, while a director, officer, or employee of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against:

       (a) any reasonable expenses (including attorneys' fees) incurred with respect to a proceeding, if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

       (b) judgments, settlements, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and reasonable expenses (including attorneys' fees) incurred with respect to a proceeding where such person is not wholly successful on the merits or otherwise in the defense of the proceeding if:

              (i)    the individual's conduct was in good faith; and

              (ii)   the individual reasonably believed:

                     (A) in the case of conduct in the individual's capacity as a director, officer or employee of the corporation, that the individual's conduct was in the corporation's best interests; and

                     (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests; and

              (iii) in the case of any criminal proceeding, the individual either:

                     (A)   had reasonable cause to believe the
                     individual's conduct was lawful; or

                     (B) had no reasonable cause to believe the individual's conduct was unlawful.

       The termination of a proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, or employee did not meet the standard of conduct described in this section.

       Section 2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who is or was a party or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, or employee of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against any reasonable expenses (including attorneys' fees)

       (a) if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

       (b)   if not wholly successful:

             (i)    the individual's conduct was in good faith; and

             (ii)   the individual reasonably believed:

                    (A) in the case of conduct in the individual's capacity as a director, officer, or employee of the corporation, that the individual's conduct was in the corporation's best interests; and

                    (B) in all other cases that the individual's conduct was at least not opposed to the corporation's best interests, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

       Section 3. Methods of Determining Whether Standards for Indemnification Have Been Met. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2. In the case of directors of the corporation, such determination shall be made by any one of the following procedures:

       (a) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding;

       (b) if a quorum cannot be obtained under (a), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

       (c)    by special legal counsel:

              (i) selected by the board of directors or a committee thereof in the manner prescribed in (a) or (b); or

              (ii) if a quorum of the board of directors cannot be obtained under (a) and a committee cannot be designated under (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate)

              In the case of persons who are not directors of the corporation, such determination shall be made (a) by the chief executive officer of the corporation or (b) if the chief executive officer so directs or in his absence, in the manner such determination would be made if the person were a director of the corporation.

       Section 4. Advancement of Defense Expenses. The corporation may pay for or reimburse the reasonable expenses incurred by a director, officer, or employee who is a party to a proceeding described in Section 1 or 2 of this
Article in advance of the final disposition of said proceeding if:

       (a) the director, officer, or employee furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 1 or 2; and

       (b) the director, officer, or employee furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that the director, officer, or employee did not meet the standard of conduct; and

       (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 1 or 2.

The undertaking required by this Section must be an unlimited general obligation of the director, officer, or employee but need not be secured and may be accepted by the corporation without reference to the financial ability of such person to make repayment.

       Section 5. Non-Exclusiveness of Indemnification. The indemnification and advancement of expenses provided for or authorized by this Article does not exclude any other rights to indemnification or advancement of expenses that a person may have under:

       (a)    the corporation's articles of incorporation or bylaws;

       (b) any resolution of the board of directors or the shareholders of the corporation;

       (c)    any other authorization adopted by the shareholders; or

       (d) otherwise as provided by law, both as to such person's actions in his capacity as a director, officer, or employee of the corporation and as to actions in another capacity while holding such office.

Such indemnification shall continue as to a person who has ceased to be a director, officer, or employee, and shall inure to the benefit of the heirs and personal representatives of such person.


                                   ARTICLE IX

                                   Fiscal Year


       The fiscal year of the corporation shall begin on the first day of January of each year and end upon the last day of December next succeeding.


                                    ARTICLE X

                                   Amendments


       These bylaws may be altered, amended or repealed and new bylaws may be made by the board of directors.